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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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Date of Report:   September 17, 1999


                            PICK Communications Corp.
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             (Exact name of registrant as specified in its charter)


           Nevada                      0-27604                 75-2107261
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(State or other jurisdiction         (Commission             (IRS Employer
     or incorporation)               File Number)          Identification No.)

8401 Northwest 53rd Terrace, Suite 119, Miami, Florida            33166
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (973)812-7425

155 Route 46 West, Wayne, New Jersey                              07470
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          (Former Name Or Former Address, If Changed Since Last Report)



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         Item 5.  Other Events.

         (a) On September 17, 1999, PICK Communications Corp. (the "Registrant") agreed to sell PICK Net Inc. and PICK Net UK PLC (collectively, the "Subsidiaries"), both wholly-owned subsidiaries of the Registrant, to Lebow Investments Ltd. ("Lebow"), pursuant to a Stock Purchase Agreement (the "Agreement") dated as of September 13, 1999.

         Pursuant to the Agreement, Lebow agreed to purchase all of the outstanding capital stock of the Subsidiaries from the Registrant for $2.00 in cash and assume up to $8,900,000 in liabilities owed to vendors and creditors of the Subsidiaries plus up to $1,100,000 in potential liabilities to American Telephone and Telegraph as a result of arbitration proceedings. The Subsidiaries have begun to receive funding to continue operations. Lebow has agreed to be financially responsible for the Subsidiaries. The closing of this transaction is subject to receipt of any necessary government approvals, third party consents and other customary closing conditions.

         (b) On September 17, 1999, the Registrant, PICK Sat, Inc., a wholly-owned subsidiary of the Registrant ("PICK Sat"), and Atlantic Tele-Network, Inc. ("ATN") entered into a PICK Sat Option Agreement (the "Option Agreement") dated as of September 13, 1999.

         Pursuant to the Option Agreement, PICK Sat granted to ATN an option (the "Investment Option") to purchase, at any time after September 13, 1999 and not later than 60 days after the Registrant, PICK Sat and ATN have agreed to all of the Schedules contemplated by the Option Agreement (the "Schedule Date"), 1,990,000 shares of PICK Sat common stock (19.9% of the issued and outstanding shares) at a price of $4.02 per share. ATN agreed to purchase the shares of PICK Sat common stock covered by the Investment Option in installments based on the performance of PICK Sat. ATN also has and may, from time to time, make loans to PICK Sat. Such loans, including any accrued and unpaid interest, will be credited against the first installment of the purchase price for the shares covered by the Investment Option or against the next installment of the purchase price if the total amount owing in respect of such loans exceeds the first installment of the purchase price.

         In addition, under the Option Agreement PICK Sat granted ATN an option (the "Purchase Option") to purchase, not later than 18 months after the Schedule Date, 6,346,000 shares of PICK Sat common stock for an aggregate purchase price of either (i) 500,000 shares of ATN common stock or (ii) $15,000,000 in cash or a combination of cash and ATN stock, whichever is greater. The Purchase Option is not exercisable unless ATN exercises the Investment Option in full.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  (a)      Financial Statements of Businesses Acquired.

                                    Not applicable.

                  (b)      Pro Forma Financial Information.

                                    Not applicable.

                  (c)      Exhibits.

                           10.1 Stock Purchase Agreement, between the Registrant and Lebow, dated as of September 13, 1999.

                           10.2 PICK Sat Option Agreement, among the Registrant, PICK Sat and ATN, dated as of September 13, 1999.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  PICK COMMUNICATIONS CORP.



                                                  By:   /s/ Diego Leiva
                                                        -----------------------
                                                        Diego Leiva
                                                        Chairman of the Board





Dated:   September 28, 1999